UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On July 11, 2019, Horizon Pharma USA, Inc. (the “Issuer”), a Delaware corporation and an indirect wholly-owned subsidiary of Horizon Therapeutics Public Limited Company (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., as representative of the several initial purchasers listed in Schedule I thereto (collectively, the “Initial Purchasers”), relating to the sale by the Issuer of $600 million aggregate principal amount of 5.500% Senior Notes due 2027 in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer’s sale of the notes to the Initial Purchasers is being made pursuant to Section 4(a)(2) of the Securities Act. The Issuer expects the offering to close on July 16, 2019, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering, together with approximately $65 million in cash on hand, to redeem or prepay $625 million of its outstanding debt, consisting of (i) the outstanding $225 million principal amount of its 6.625% Senior Notes due 2023, (ii) the outstanding $300 million principal amount of its 8.75% Senior Notes due 2024 and (iii) $100 million of the outstanding principal amount of senior secured term loans under the Company’s Credit Agreement (as defined below), as well as to pay the related premiums and fees and expenses, excluding accrued interest, associated with such redemption and prepayment.

The notes will be the Issuer’s general unsecured senior obligations, will rank equally in right of payment with all existing and future senior debt of the Issuer and will rank senior in right of payment to any existing and future subordinated debt of the Issuer. The notes will be effectively subordinate to all of the existing and future secured debt of the Issuer to the extent of the value of the collateral securing such debt.

The notes will be, jointly and severally, unconditionally guaranteed on a senior basis by the Company and all of the Company’s restricted subsidiaries, other than the Issuer and certain immaterial subsidiaries, that guarantee the Credit Agreement dated as of May 7, 2015, as amended (the “Credit Agreement”). The guarantees will be each guarantor’s senior unsecured obligations and will rank equally in right of payment with such guarantor’s existing and future senior debt and senior in right of payment to any existing and future subordinated debt of such guarantor. The guarantees will be effectively subordinated to all of the existing and future secured debt of each guarantor, including such guarantor’s guarantee under the Credit Agreement, to the extent of the value of the collateral securing such debt. The guarantees of a guarantor may be released under certain circumstances. The notes will be structurally subordinated to all of the liabilities of the Company’s subsidiaries that do not guarantee the notes.

The notes will accrue interest at an annual rate of 5.500% payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2020. The notes will mature on August 1, 2027, unless earlier exchanged, repurchased or redeemed.

Except as described below, the notes may not be redeemed before August 1, 2022. Thereafter, some or all of the notes may be redeemed at any time at specified redemption prices, plus accrued and unpaid interest to the redemption date. At any time prior to August 1, 2022, some or all of the notes may be redeemed at a price equal to 100% of the aggregate principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the redemption date. Also prior to August 1, 2022, up to 40% of the aggregate principal amount of the notes may be redeemed at a redemption price of 105.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, with the net proceeds of certain equity offerings. In addition, the notes may be redeemed in whole but not in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date, if on the next date on which any amount would be payable in respect of the notes, the Issuer or any guarantor is or would be required to pay additional amounts as a result of certain tax related events.

If the Company undergoes a change of control, the Issuer will be required to make an offer to purchase all of the notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the repurchase date, subject to certain exceptions. If the Company or certain of its subsidiaries engages in certain asset sales, the Issuer will be required under certain circumstances to make an offer to purchase the notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

On July 10, 2019, the Company issued a press release announcing the offering of the notes. A copy of this press release is attached hereto as Exhibit 99.1.

On July 11, 2019, the Company issued another press release announcing the pricing of the offering. A copy of this press release is attached hereto as Exhibit 99.2.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities were made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 10, 2019.

99.2	Press Release dated July 11, 2019.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Issuer’s offering of the notes, the timing of events related to the offering of the notes, the terms of the notes and the intended use of net proceeds of the offering and the Company’s existing cash on hand. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the conditions required to close the sale of the notes will be satisfied or waived, and the possibility that changes in circumstances could cause the Company to use the net proceeds of the notes or its cash on hand for purposes other than those described herein. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and its subsequent filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2019	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer